UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 1, 2023

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Warrants, each exercisable for one share of Common Stock for $11.50 per share	CAUDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On December 1, 2023, BDO USA, LLP (“BDO”), Collective Audience, Inc.’s (f.k.a. Abri SPAC I, Inc., a Delaware corporation) (the “Company”) independent registered public accounting firm prior to the Business Combination (as defined below), was informed that it would be dismissed as the Company’s independent registered public accounting firm, as a result of the completion of the Quarterly Report on Form 10-Q for quarter ended September 30, 2023, which financial statements (as defined below) consist only of the accounts of the pre-Business Combination Company, Abri SPAC I, Inc.

As a result of the consummation of the business combination involving the Company, Abri Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Logiq, Inc., a Delaware corporation, whose common stock is quoted on OTCQX Market under the ticker symbol “LGIQ” and, DLQ, Inc., a Nevada corporation and then wholly owned subsidiary of Logiq, Inc. (“DLQ”) (collectively the “Business Combination”), the Company approved the engagement of Frazier & Deeter, LLC (“FD”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the remainder of year ending December 31, 2023. FD served as the independent registered public accounting firm of DLQ prior to the Business Combination.

BDO’s report on the Company’s consolidated balance sheets as of December 31, 2022 and 2021, the related consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2022 and 2021 and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from March 18, 2021 (inception) through December 31, 2022 and the subsequent interim period through December 1, 2023, there were no: (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) with BDO on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to BDO’s satisfaction would have caused BDO to make reference to the subject matter of the disagreement in connection with its report or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from March 18, 2021 (inception) through December 31, 2022, and the interim period through December 1, 2023, the Company did not consult FD with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by FD that FD concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company has provided BDO with a copy of the disclosures made by the Company in response to this Item 4.01 and has requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in response to this Item 4.01 and, if not, stating the respects in which it does not agree, as required under Item 304(a)(3) under regulation S-K. A copy of BDO’s letter will be filed at a later date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2023	COLLECTIVE AUDIENCE, INC.

	By:	/s/ Robb Billy
	Name:	Robb Billy
	Title:	Chief Financial Officer

2